         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998
                                                     Registration No. 333-______
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                                TRAMMELL CROW COMPANY
                (Exact name of registrant as specified in its charter)

                   DELAWARE                                   75-2721454
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                    Identification No.)

                             2001 ROSS AVENUE, SUITE 3400
                                 DALLAS, TEXAS 75201
             (Address of principal executive offices, including zip code)

                                  -----------------

                                TRAMMELL CROW COMPANY
                               RETIREMENT SAVINGS PLAN
                               (Full title of the plan)

                                   GEORGE L. LIPPE
                               CHIEF EXECUTIVE OFFICER
                                TRAMMELL CROW COMPANY
                             2001 ROSS AVENUE, SUITE 3400
                                 DALLAS, TEXAS  75201
                                    (214) 863-3000
              (Name, address and telephone number of agent for service)

                                       copy to:

            DEREK R. MCCLAIN                       J. CHRISTOPHER KIRK
             GENERAL COUNSEL                     VINSON & ELKINS L.L.P.
          TRAMMELL CROW COMPANY                 3700 TRAMMELL CROW CENTER
      2001 ROSS AVENUE, SUITE 3400                  2001 ROSS AVENUE
          DALLAS, TEXAS  75201                  DALLAS, TEXAS 75201-2975
             (214) 863-3000                          (214) 220-7700

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                           Proposed              Proposed
        Title of securities          Amount to be       maximum offering     maximum aggregate       Amount of
         to be registered             registered        price per unit (1)   offering price (1)   registration fee
-------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par
 value per share                    300,000 shares (2)      $28.625             $8,587,500             $2,534
-------------------------------------------------------------------------------------------------------------------
 Interest in the Trammell Crow
 Company Retirement Savings Plan           (3)                 (4)                  (4)                  (4)
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the New York Stock Exchange on May 19, 1998.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3) Pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Trammell Crow Company Retirement Savings Plan.
(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to registered plan interests.

================================================================================

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed with the Securities and Exchange Commission by Trammell Crow Company, a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on March 31, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the Commission pursuant to the Exchange Act on May 15, 1998; and

     (c) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 23, 1997.

     All documents subsequently filed by the Company and the Trammell Crow Company Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company and the Plan will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, Attention: Secretary, (214) 863-3000.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article Eleventh of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the DGCL. Pursuant to Section 145, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. Additionally, Article Eleventh of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the DGCL. The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Company's Certificate of Incorporation and Section 145 of the DGCL.

     The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

          4.1  --   Trammell Crow Company Retirement Savings Plan

          5.1  --   (a)  Opinion of Vinson & Elkins L.L.P.
                    (b)  The Company will submit the Trammell Crow Company
                         Retirement Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

          23.1 --   Consent of Ernst & Young LLP

          23.2 -- Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

          24.1 -- Powers of Attorney (included on the signature pages of this Registration Statement)

ITEM 9.   UNDERTAKINGS.

          The Company hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st day of May, 1998.

                                       TRAMMELL CROW COMPANY

                                       By: /s/ George L. Lippe
                                          ------------------------------------
                                          George L. Lippe, President and Chief
                                          Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George L. Lippe, Asuka Nakahara and William P. Leiser and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre- and post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                       Capacity                     Date
         ---------                       --------                     ----

 /s/ George L. Lippe             President and Chief Executive     May 21, 1998
-------------------------------- Executive Officer (Principal
     George L. Lippe             Executive Officer)


 /s/ Asuka Nakahara              Chief Financial Officer           May 21, 1998
-------------------------------- (Principal Financial Officer)
     Asuka Nakahara


 /s/ William P. Leiser           Executive Vice-President          May 21, 1998
-------------------------------- and Treasurer (Principal
     William P. Leiser           Accounting Officer)


 /s/ Harlan R. Crow              Director                          May 21, 1998
--------------------------------
     Harlan R. Crow


 /s/ J. McDonald Williams        Director                          May 21, 1998
--------------------------------
     J. McDonald Williams


 /s/ James D. Carreker           Director                          May 21, 1998
--------------------------------
     James D. Carreker


 /s/ William F. Concannon        Director                          May 21, 1998
--------------------------------
     William F. Concannon

 /s/ James R. Erwin              Director                          May 21, 1998
--------------------------------
     James R. Erwin


 /s/ Jeffrey M. Heller           Director                          May 21, 1998
--------------------------------
     Jeffrey M. Heller

 /s/ Rowland T. Moriarty         Director                          May 21, 1998
--------------------------------
     Rowland T. Moriarty


 /s/ Robert E. Sulentic          Director                          May 21, 1998
--------------------------------
     Robert E. Sulentic


TRAMMELL CROW COMPANY
RETIREMENT SAVINGS PLAN

By: Trammell Crow Company,
    Plan Sponsor


By:  /s/ Asuka Nakahara
--------------------------------
     Name:  Asuka Nakahara
     Title: Executive Vice President and Chief Financial Officer

                                    EXHIBIT INDEX

          4.1  --   Trammell Crow Company Retirement Savings Plan

          5.1  --   (a)  Opinion of Vinson & Elkins L.L.P.
                    (b)  The Company will submit the Trammell Crow
                         Company Retirement Savings Plan and any
                         amendment thereto to the Internal Revenue
                         Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

          23.1 --   Consent of Ernst & Young LLP

          23.2 -- Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

          24.1 -- Powers of Attorney (included on the signature pages of this Registration Statement)